UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 18, 2017

Accurexa Inc.

 (Exact name of registrant as specified in its charter)

Marshall Islands	000-54907	46-2999657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Trust Company Complex, Ajeltake Road
Majuro, Marshall Islands MH96960
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(929) 314-3718

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 18, 2017, Accurexa Inc. (the “Company”) entered into a license agreement (“License Agreement”) pursuant to which Medisun Holdings Limited, a Hong Kong company (“Medisun”) granted the Company a non-exclusive license  (including access to Medisun’s clinical network facilities in the Greater China) (“License”) to use Medisun’s NK (Natural Killer) cell technology for a term of 10 years (the “Term”) in the United States and the Greater China (People’s Republic of China, Hong Kong, the Macau Special Administrative Region and Taiwan). Medisun has developed its NK cell technology for the treatment of cancer. The NK cell technology is currently clinically used to treat cancer patients at Medisun’s network clinical facilities. The License Agreement provides that Medisun will provide to the Company any relevant technical advice and support from time to time as required by the Company during the term of the License Agreement.  The License Agreement also provides several conditions that must be met prior to any obligations arising under the agreement, including that the Company obtain the necessary shareholder and Board of Director approval to increase its authorized number of Common Stock to 100,000,000 shares, and the satisfaction of certain debt obligations of the Company as further described in the full text of the License Agreement attached herewith.

As consideration for the License, the Company has agreed to issue to Medisun or its nominees 10,000,000 shares of the Company’s Common Stock. These shares were issued pursuant to Regulation D under the Securities Act of 1933, as amended (the “Act”), are exempt from registration under Section 4(2) of the Act, and bear an appropriate restrictive legend.

The foregoing descriptions are qualified in their entirety by reference to these documents, which are filed herewith as Exhibits 10.1 and incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On April 18, 2017, the Company agreed to issue to Medisun Holdings Limited, a Hong Kong corporation, (or its nominees, which is/are its subsidiary(ies)) and an accredited investor, 10,000,000 in shares of its Common Stock as consideration for entering into the License Agreement described in Item 1.01 of this Form 8-K.

 The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended ("Act"), for the private placement of these securities pursuant to Section 4(2) of the Act since, among other things, the transaction did not involve a public offering, all parties are domiciled outside the United States, and Medisun (and its nominees) is an accredited investor, Medisun had access to information about the Company and its investment, accepted the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The form of License Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Resignations

On April 18, 2017, Bryan Lee, PhD resigned as President and Chief Executive Officer, and Director of the Company’s Board, effective immediately.  Mr. Lee’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

On April 18, 2017, Mr. Stefan Moll resigned as Chief Financial Officer, effective immediately. Mr. Moll’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

On April 18, 2017, Mr. Oliver Jackson resigned as Director of the Company’s Board, effective immediately.  Mr. Jackson’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

Appointments

On April 18, 2017, the Board of Directors of the Company appointed Ms. Sophia Yaqi Sun as President & Chief Executive Officer, and Director of the Company’s Board, effective immediately.

Ms. Sun (age 35) is the Senior Vice President of Medisun Holdings Limited (“Medisun”, together with its subsidiaries and its affiliated companies, collectively, the “Medisun Group”), and the Vice President of National Investments Fund Limited (“NIF”).  The Medisun Group is a group of companies principally engaged in medical and healthcare related businesses, and is committed to stem cell regenerative and precision medicine industry investments and the commercialization of regenerative and precision medicine technologies.  NIF is a company incorporated in the Cayman Islands, the shares of which are listed on the Main Board of The Stock Exchange of Hong Kong Limited.  Prior to joining Medisun and NIF, Ms. Sun has worked for Ernst & Young LLP in Beijing and San Francisco, leading audit teams in financial auditing, bad debt evaluation, merger acquisition due diligence for commercial banks.  Ms. Sun attained her Bachelor’s degree at University of International Business and Economics in the People’s Republic of China, and her Master of Business Administration degree at the University of Illinois.

On April 18, 2017, the Board of Directors of the Company appointed Ms. Lisha Huang as Director of the Company’s Board, effective immediately.

Ms. Huang (age 57) has been a Director of Medisun Holdings Limited and Medisun Group companies since 2014. Prior, Ms. Huang was an Executive Director of New Sakai Hong Kong Limited, a company incorporated in Hong Kong.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1

Form of Licensing Agreement between the Company and Medisun, dated April 18, 2017, and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCUREXA INC.

Dated: May 17, 2017	By: /s/ Sophia Yaqi Sun
Name: Sophia Yaqi Sun
Title: President & CEO